EXHIBIT 11.1



                                    FOCUS ENHANCEMENTS, INC.
                      STATEMENT OF COMPUTATION OF EARNINGS (LOSS) PER SHARE


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                                                                    Years ended December 31,
                                                                    1996               1995
                                                               ----------------   ----------------

Net income (loss)                                               $    (9,208,431)   $       328,761
                                                               ================   ================

Primary:

Weighted average number of common shares outstanding                  9,101,634          6,083,881
Weighted average common equivalent shares                                                  977,396
                                                               ----------------   ----------------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data                   9,101,634          7,061,277
                                                               ================   ================

Fully diluted:

Weighted average number of common shares outstanding                  9,101,634          6,083,881
Weighted average common equivalent shares                                                2,089,645
                                                               ----------------   ----------------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data                   9,101,634          8,173,526
                                                               ================   ================

Net income (loss) per share
        Primary                                                 $         (1.01)    $         0.05
                                                               ================   ================
        Fully diluted                                           $         (1.01)    $         0.04
                                                               ================   ================



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